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1. projections in terms of market srvc, etc are what
   you choose to make them @ this point

2. Message is that - even if off considerably - given there is value in this service - we should be interested to explore:
                          a. white space change
                          b. strategic control point
                          c. growth engine (Forrester, OK)
                          d. e-commerce/finance
3. Numerous questions exist - re - market & OM's proposal


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